UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2017

JOY GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09299 (Commission File Number)	39-1566457 (IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780

Milwaukee, WI 53202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (414) 319-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on April 5, 2017 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 21, 2016 (the “Merger Agreement”), by and among Joy Global Inc. (the “Company”), Komatsu America Corp., a Georgia corporation (“Komatsu”), Pine Solutions Inc., a Delaware corporation and wholly owned subsidiary of Komatsu (“Merger Sub”), and (solely for the purposes specified in the Merger Agreement) Komatsu Ltd., a Japanese joint stock company (“Parent”), pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Komatsu.

Item 1.02	Termination of a Material Definitive Agreement.

On April 5, 2017, in connection with and substantially concurrent with the Merger, the Company terminated the Amended and Restated Credit Agreement among the Company, as Borrower, certain of its domestic subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Mizuho Bank (USA), as Co-Syndication Agents, and the lenders party thereto (the “Term Loan Agreement”). The Term Loan Agreement, which would have matured on July 29, 2019, had an outstanding balance of approximately $337 million plus accrued interest at the time of its termination.

On April 5, 2017, in connection with and substantially concurrent with the Merger, the Company terminated the Second Amended and Restated Credit Agreement among the Company, as Borrower, certain of its domestic subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as a Swing Line Lender and an L/C Issuer, Mizuho Bank, Ltd., as an L/C Issuer, and the lenders party thereto (the “Revolving Credit Agreement”). The Revolving Credit Agreement provided for an aggregate revolving commitment of up to $850 million and would have matured on July 29, 2019. The Revolving Credit Agreement also provided that the Company could request an increase of up to $250 million of additional aggregate revolving commitments, subject to terms and conditions contained in the Revolving Credit Agreement. In connection with the termination of the Revolving Credit Agreement, the Company entered into a replacement letter of credit facility with an aggregate revolving commitment of up to $150 million with the same lending group.  The Company does not consider this facility to be material.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Komatsu.

At the effective time of the Merger (the “Effective Time”), pursuant to the Merger Agreement, each share of common stock, $1.00 par value, of the Company (“Joy Global Common Stock”) issued and outstanding immediately prior to the Effective Time of the Merger (other than dissenting shares and shares owned by the Company, Komatsu or any of their respective subsidiaries) was cancelled and converted into the right to receive $28.30 per share in cash, without interest, and subject to any applicable withholding taxes. The transaction resulted in the payment of approximately $2.9 billion in merger consideration.

In addition, the Company’s stock options (whether vested or unvested), the Company’s restricted share unit awards that were granted prior to the date of the Merger Agreement, the Company’s restricted share unit awards that were held by non-employee directors (whether granted to such director prior to or after the date of the Merger Agreement) and the Company’s performance share awards that were outstanding as of immediately prior to the Effective Time were canceled in consideration for the right to receive cash payments. The Company’s restricted share unit awards granted after the date of the Merger Agreement (other than any such award granted to non-employee directors), that were outstanding as of immediately before the Effective Time were converted into long-term incentive awards that entitle each holder to receive a fixed amount in cash.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission on July 21, 2016 on Form 8-K, and which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2017, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had closed and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a Form 25 to delist and deregister the Joy Global Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Company’s common stock on the NYSE will be suspended prior to the opening of trading on April 6, 2017.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

On April 5, 2017, in connection with and substantially concurrent with the Merger, Parent entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated as of November 10, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (as amended and supplemented from time to time, the “Indenture”), which governs the Company’s 5.125% Senior Notes due 2021 and 6.625% Senior Notes due 2036 (collectively, the “Notes”).

The Supplemental Indenture provides for Parent’s unconditional guarantee of the Company’s payment obligations under the Indenture with respect to the Notes. As previously reported, as a consequence of its guarantee, Parent will post on its website annual, quarterly and event-specific reports (prepared under applicable Japanese law and translated into English) that it is required to publish under the Financial Instruments and Exchange Act of Japan and the rules governing timely disclosure of corporate information by issuers of listed securities on the Tokyo Stock Exchange. These reports will be made available to holders of the Notes in lieu of the Company’s existing annual, quarterly and current reporting, which the Company will cease producing for so long as the Parent’s guarantee remains in force.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

As a result of the termination of the Term Loan Agreement and the Revolving Credit Agreement described in Item 1.02 above, the subsidiary guarantees of the Notes will be automatically and unconditionally released without any action on the part of the trustee or the holders of the Notes.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, the Company’s directors ceased serving as directors pursuant to the terms of the Merger Agreement. In addition, at the Effective Time, the employment of Edward L. Doheny II, President and Chief Executive Officer, James M. Sullivan, Chief Financial Officer, and Sean D. Major, Executive Vice President, General Counsel and Secretary were terminated. These employment terminations were treated as severance qualifying terminations for purposes of the employment agreements between each officer and the Company.

At or immediately after the Effective Time, the following persons, all of whom have been employees of Komatsu Ltd. or affiliates, became directors or officers of the Company: Masayuki Moriyama, Chairman of the Board of Directors; Jeffrey Dawes, President and Chief Executive Officer and Director; Korekiyo Yanagisawa, Executive Vice President and Chief Operating Officer and Director; Gary Kasbeer, Director; Yasuji Nishiura, Director; Kazuhiko Iwata, Technical Director; Terumi Sasaki, Executive Vice President and Chief Financial Officer and Director; and Edmund Bathelt, Executive Vice President, General Counsel and Secretary and Chief Compliance Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the Amended and Restated Certificate of Incorporation of the surviving corporation was amended and restated to be the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the surviving corporation was changed to be “Joy Global Inc.” As of the Effective Time, the Amended and Restated Bylaws of the surviving corporation were amended and restated to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time.

Immediately after the Effective Time, the Amended and Restated Certificate of Incorporation of Joy Global Inc. was further amended, and its Amended and Restated Bylaws further amended and restated. Copies of the Amended and Restated Certificate of Incorporation, Certificate of Amendment and Amended and Restated Bylaws as currently in effect are filed as Exhibits 3.1, 3.2 and 3.3 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Pursuant to the bylaws, as amended and restated, the fiscal year changed to begin on April 1 of each year and end on March 31 of the subsequent year.

The information regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of July 21, 2016, by and among Joy Global Inc., a Delaware corporation, Komatsu America Corp., a Georgia corporation, Pine Solutions Inc., a Delaware corporation and wholly owned subsidiary of Komatsu, and (solely for the purposes specified in the Merger Agreement) Komatsu Ltd., a Japanese joint stock company (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Joy Global Inc. on July 21, 2016).
3.1	Amended and Restated Certificate of Incorporation of Joy Global Inc.
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Joy Global Inc.
3.3	Amended and Restated Bylaws of Joy Global Inc.
4.1	Sixth Supplemental Indenture, dated as of April 5, 2017, among the Company, Komatsu Ltd. and Wells Fargo Bank, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joy Global Inc.

By:	/s/ Edmund Bathelt
Edmund Bathelt
Executive Vice President and General Counsel and Secretary

Dated: April 5, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of July 21, 2016, by and among Joy Global Inc., a Delaware corporation, Komatsu America Corp., a Georgia corporation, Pine Solutions Inc., a Delaware corporation and wholly owned subsidiary of Komatsu, and (solely for the purposes specified in the Merger Agreement) Komatsu Ltd., a Japanese joint stock company (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Joy Global Inc. on July 21, 2016).
3.1	Amended and Restated Certificate of Incorporation of Joy Global Inc.
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Joy Global Inc.
3.3	Amended and Restated Bylaws of Joy Global Inc.
4.1	Sixth Supplemental Indenture, dated as of April 5, 2017, among the Company, Komatsu Ltd. and Wells Fargo Bank, National Association, as trustee.